DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

September 26, 2006

1:00 p.m. CT

Operator: Good day everyone and welcome to today's DENTSPLY International conference call. As a reminder, today's conference is being recorded.

At this time for opening remarks and introductions, I would like to turn the conference over to Mr. Gary Kunkle. Please go ahead.

Gary Kunkle: Thank you, Miranda. Good afternoon and thank you for joining our conference call today. My name is Gary Kunkle, and I am the Chairman and Chief Executive Officer. Also on the call today with me are Bret Wise, our President and Chief Operating Officer; and Bill Jellison, Senior Vice President and Chief Financial Officer.

I'll begin today's call with some overview comments regarding our announcement this morning. Then all of us will be pleased to answer any questions that you may have.

Before we get started, it's important to note that this conference call may include forward-looking statements involving risks and uncertainties. These should be considered in conjunction with the risk factors and uncertainties described in the company's most recent annual report on Form 10-K, its subsequent periodic reports on Form 10-Q, press releases and conference call scripts filed with the Securities and Exchange Commission. This conference, in its entirety, will be part of an 8-K filing, and will be available on our Web site.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

By now I expect that each of you should have received a copy of our press release this morning announcing our new U.S. Strategic Partnership Program. We are extremely pleased to inform you of this strategic initiative. It is the culmination of a multi-year planning process, and represents a unique approach to maximizing the extensive sales and marketing resources that reside here within DENTSPLY, and the great strengths, relationships and services of a clearly defined first-class distributor network.

This strategic partnership contains two significant components. First of all, the move to a more narrow and focused group of preferred distributors, and secondly, a long-term multi-year agreement that contains considerable advantages to both DENTSPLY and our preferred distributors over what exists today. I'll cover both in greater detail.

Our U.S. distributor network today consists of well over 200 distributors representing sales of DENTSPLY products of just over $500 million annually. This initiative will narrow our network to 28 preferred distributors that currently sell 90 plus percent of our U.S. distributor-based products. This more select group of distributor partners provides us with the ability to more closely collaborate with our preferred partners, to focus and concentrate our sales efforts in tandem with a more committed group of distributors, and, at the same time, offer the dental professional, our end-user customer, a reasonable selection of distributor choices for DENTSPLY products from a network of high-quality first-class distributors.

This strategic partnership is extremely complimentary with our DENTSPLY North America organization, which was formed in the fall of 2005. As you may recall, this organization combined the field and sales management for all of our U.S. distributor-based businesses. In doing so, we have provided improved cross-divisional selling opportunities, allowed us to share best practices, and to have a single point of distributor contact. This new, more select group of preferred distributors will now clearly be positioned to improve the efficiency and the effectiveness of our DENTSPLY North America organization through a more focused sales and marketing strategy.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

There will be an agreement between DENTSPLY and each of its 28 preferred distributors. While this agreement does not allow for disclosure of specific terms and conditions, I will review with you a general description of its key aspects.

This agreement is a rolling, multi-year agreement, thus providing our preferred distributors with the necessary security that this partnership is truly long-term and strategic. It also provides dealer incentive programs designed to reward our distributor partners for achieving incremental sales of DENTSPLY products.

Each of the preferred distributors will in turn provide DENTSPLY with end-user transactional data for each of our products at the customer level. This is critical information for DENTSPLY that previously was not available to us.

As you can see, substantial benefits are provided to our preferred distributors, including the opportunity to gain increased business from our discontinued distributors, the multi-year agreement, and the dealer incentive programs.

For DENTSPLY, the access to end-user transactional data for sales of all of our U.S. distributor-based products is a significant benefit. I can't overstate the value of this data to us. This information will clearly enable us to improve our sales and marketing effectiveness. It gives us the ability to track purchasing behavior, to modify sales coverage patterns, to direct marketing activities and messages, to focus dealer incentives very specifically on target markets or target product groups. These benefits, along with others, will truly enhance our sales and marketing effectiveness.

As we launch this initiative, we will be directing considerable promotional efforts towards the dental professional end-user. There will be a DENTSPLY campaign announcing our move to a

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

preferred distribution channel. This will be communicated through trade journal ads, a direct mail piece to all customers, and communication through our retained distributor partners.

Also, we will significantly expand our promotional support of key products. This will include the placement of a large amount of extra advertising space in continuing distributor fliers to communicate broad promotional offers. These launch initiatives will be ongoing throughout the fourth quarter, and may very well extend into early 2007.

A strategic initiative of this magnitude requires investment. This investment comes in the form of a short-term reduction in sales growth, which is resulting from inventory adjustments and returns, and the related short-term reduction in income from those revenues along with additional expenses associated with the start-up of this program.

While we normally only provide full-year guidance, we will provide you with additional information that may be helpful in determining the effect of this initiative on the balance of 2006.

Starting with Q3, as you look at the effect, discontinued dealers will be allowed to return inventory if they so choose. An accrual will be taken in the third quarter of 2006 for these estimated returns.

Also we have price increases that go into effect on October 1 of this year. As in prior years, we have often seen large orders in the last week of the third quarter in advance of these price increases. This year we may find that certain discontinued dealers will not place such orders as they normally would have, and may very well cancel orders already placed, but not yet shipped.

In addition to the income impact from the reduced revenues, there will be three and a half to four million dollars in additional expense for this initiative in 2006, slightly less than one half of this will

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

incur in Q3, with the balance being expensed in the fourth quarter. With the reduction in revenues, the internal growth for Q3 in the U.S. is expected to be in the low single digits.

Moving onto the fourth quarter. During the fourth quarter, we will see the effect of the burn-off of the remainder of inventories in discontinued dealers. We'll also see any returns beyond those not estimated in Q3, and the impact of inventory requirements for our retained dealers being considerably less as they all tend to operate their businesses with higher inventory turns. And, of course, the impact of the balance of the start-up expenses.

Looking at the full-year impact of this initiative, we expect a short-term reduction in the growth rate in the U.S., and as a result expect the worldwide internal growth for the year to end up between four and five percent. With the entire impact of this initiative being in the U.S., the internal growth for that region is expected to be negative for Q4.

The one-time EPS impact of this initiative is expected to be five to six cents for the full year. Due to this impact, we are adjusting our full-year non-GAAP guidance, that excludes tax adjustments, restructuring, and other such items, and we're adjusting that guidance from a current range of $1.40 to $1.44 to a revised range of $1.38 to $1.42. It is anticipated that there will be a one-time non-operational gain in the fourth quarter of three to six cents, which will offset the one-time impact of this initiative. This one-time gain is not included within the revised guidance of $1.38 to $1.42.

We are very pleased to be able to initiate this U.S. Strategic Partnership Program with minimum short-term impact on our business. We expect this impact to be primarily a 2006 event. If there is any carryover into early 2007, we anticipate that it'll be offset by improved performance in the latter half of 2007.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

And speaking of 2007, as we look at it, we are comfortable with the current 2007 analysts’ estimates of $1.57 for the full year. We will provide updated guidance for 2007 before or during our year-end 2006 conference call. We do anticipate that, should there be any change to our guidance for 2007, it would represent an improvement over current analysts’ expectations of $1.57.

This U.S. Strategic Partnership is a major milestone for DENTSPLY. It represents a significant investment on the part of DENTSPLY to drive accelerated growth, and to provide our sales organization with the necessary tools to improve growth. This includes a large investment in underlying support systems and selling tools including transactional data, an investment in the form of a multi-year contract with our distributors providing them with the security that this is a long-term partnership with DENTSPLY, and the investment in the form of additional volume for our retained distributors resulting from narrowing the distribution channel.

We believe very strongly that this initiative will accelerate our long-term growth, and we're very comfortable making this investment at this time.

We'll now be happy to answer any questions that you may have regarding this initiative. We are approaching the end of the quarter, and will be having a conference call shortly thereafter covering the entire business. We ask that you hold your general business questions for that third quarter conference call, and focus your questions today on the U.S. Strategic Partnership Program. And with that, I'll turn it back over to you, Miranda, to prepare the call for questions and answers.

Operator: Thank you. The question-and-answer session will be conducted electronically. If you would like to ask a question at this time, please do so by pressing the star key followed by the digit one on your touch-tone phone. If you are using a speakerphone, please make sure that your mute

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

function is turned off to allow your signal to reach our equipment. Once again, that is star one on your touch-tone phone to ask a question at this time.

We'll take our first question from Steven Postal with Lehman Brothers.

Steven Postal: Thanks a lot, and good afternoon.

Gary Kunkle: Good afternoon.

Steven Postal: I was just wondering, Gary, what was the catalyst that led up to the announcement of this narrowed network?

Gary Kunkle: I think any manufacturer that has a sales organization recognizes that you need to understand your customer, and there is a lot of information that you need in order to understand your customer. But the most critical information is what do they buy from you, when do they buy it, and how much do they buy? And, of course, while you don't like the next piece of news, if they quit buying it, you want to know as fast as you can possibly find out. And, we don't have that information available to us through our normal distribution channel today, so that information is critical.

Secondly, it becomes very difficult to be focused on certain growth initiatives when you have the broad distribution channel that we had with 200 plus distributors. By having 28 only, we can remain focused and this is a workable number of distributors that we can have a close relationship with and focus our business activities.

Steven Postal: OK, fair enough. And, you know, Gary, I mean in the context of some of the management changes, you obviously have announced your retirement effective early next year, can you just talk about how you're going to handle the execution of this transition to the new program?

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Gary Kunkle: Well, this has been in the planning for some time, Steve. Bret, Chris, Bill Jellison, and the team have been intimately involved in this. This is not an initiative of mine, this is an initiative of the Executive team. So I'm very comfortable that there will be no problem with the execution of this with the transition of leadership.

Steven Postal: OK, and then one final question. Just a clarification on the fiscal year 2006 guidance. I may have misinterpreted what you were trying to say there, but I think you talked about the guidance going down two cents, and you're saying you're not including the three to six cents non-operational gain in 3Q. I thought you said that the impact from this program would be five to six cents. Does that imply that you're actually on a net basis taking up the guidance, or did I misinterpret something?

Gary Kunkle: No, you got it right. Five to six cent impact. The adjustment we made took our guidance from 1.40 to 1.44 down to 1.38 to 1.42. That's just the change in guidance as a result of this program. So clearly, without the program, we were going to have a good year, and we're going to have a good year with it, but on top of that, we expect another one-time non-operational gain of three to six cents, and that's not included in the revised guidance of $1.38 to $1.42.

Steven Postal: I know you don't want to talk about the quarter, because it's just ending, but is it fair to say, relative to the last time you spoke to the market, things have gone well?

Gary Kunkle: I think that's probably fair from the comments we've already made with respect to the guidance.

Steven Postal: Understood. OK, thanks a lot.

Gary Kunkle: Sure.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Operator: We'll take our next question from Frank Pinkerton with Bank of America.

Frank Pinkerton: Hi, thanks for taking the questions. First I guess to fire off a couple of quick ones here, what's the long-term working capital, Gary, for this initiative? Are you going to be able to hold less inventory on your balance sheet longer term for this?

Gary Kunkle: Well, you know, I think we can probably manage inventory better; I'm not certain we can have less inventory. We'll probably be able to more efficiently anticipate the demand and improve service levels. I wouldn't count on a huge move in working capital as a result of this.

Frank Pinkerton: OK, and from a margin impact standpoint by going through these preferred distributors, did you in any way pick up the incremental margin in the out years with this initiative?

Gary Kunkle: There's no change in margin because of this initiative. The only change we anticipate, which is big, is an increase in internal growth. And, to the extent that that increases margin, then yes, we will.

Frank Pinkerton: And I know that historically there's been some litigation with your artificial teeth business. Do the distributors in this agreement have anything to do on the artificial teeth side?

Gary Kunkle: No.

Frank Pinkerton: OK, so these are just core regular general dentistry products?

Gary Kunkle: Well no, teeth are in it, but nothing that would impact the ruling on that litigation.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Frank Pinkerton: OK. And I guess, you know, final question, when I think about the changes that are going on overall in the dental industry and the distribution channel there, you know, there has been I guess a couple of removal of equipment products from certain of the large distributors. Has this agreement in any way been due to changes by some of your competitors, or is it set up to potentially take advantage of some of the changes that your competitors have made with the dental channel?

Gary Kunkle: Frank, this is something that we have been wanting to do for years, and I mentioned up front that it's a culmination of years of discussions and trying to find what's best for our distributor partners, what's best for DENTSPLY, and this has nothing to do with competition It has everything to do with what we wanted to do, and we couldn't be more excited about this.

Frank Pinkerton: All right, thank you very much.

Operator: We'll take our next question from Anthony Ostrea with JMP Securities.

Anthony Ostrea: Hi, good afternoon, guys, thanks for taking the questions.

Gary Kunkle: Sure.

Anthony Ostrea: A few questions here. Just going back on margins. In your prepared remarks, you had indicated that there will be some sales incentives to your core distributors for achieving certain targets. Does that affect in any way the margins?

Gary Kunkle: We've always had some sales incentives for them, Anthony. What this provides since we will know where all of our business is, and the flip of it where all of our business isn't, we can be very specific with respect to our targets on promotions and incentives. So it clearly will be

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

incremental to us as opposed to potentially paying for DENTSPLY business that moves from one distributor to another, which was a risk in our previous incentive programs.

So when we pay incentives under this new plan, we will definitely have gotten incremental business from that program.

Anthony Ostrea: OK, and along those lines, in your past framework, were you not able to see any end-user data? I was under the impression that it was a delayed kind of readout that you were getting rather than not getting the data at all.

Gary Kunkle: No, we were getting our sales data, but it was limited to three-digit zip codes, so it would give you sales within a geographic region, and we used that to match that geography up with sales reps for compensation purposes. It would not give you specific customers and specific sales to those customers.

Anthony Ostrea: I see and then two more questions. Are there any geographies that are affected by this?

Gary Kunkle: Well the entire United States is affected by it.

Anthony Ostrea: I know, but are there certain geographies where, you're having gone down from 228 -- if I were a dentist in a certain area, I would still be able to buy DENTSPLY products despite the narrow focus?

Gary Kunkle: Yes, it's a great question, Anthony. One of the objectives from an end-user standpoint was we wanted to make sure that every dentist still had choices, and you know, most surveys will show you that the average dental office buys from at least three distributors anyway, very few buy

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

from just one. I can't think of a geography where an end-user customer won't have at least three choices from our remaining distributors from whom he or she can choose.

Anthony Ostrea: Got it. And then last question, you commented on your comfort with 2007 consensus, bottom line estimates, can you comment on what you think would be a realistic expectation for the top line?

Gary Kunkle: I can't at this time, Anthony. You know, our overall direction has been, we always target for five to six, and at this point I would leave it within that. I think 2007, for this program, is a learning and growing year. We could start out a little slowly if you have some carryover from this end of 2007, but as I said in my previous remarks, we're very comfortable that the momentum for this program will build throughout the year, and whatever slowness we see in the beginning of 2007 will be offset by higher growth at the end, which obviously that momentum will carry over into future years.

Anthony Ostrea: OK, thanks for taking the question.

Operator: We'll take our next question from Suey Wong with Robert Baird Investors.

Suey Wong: Thank you. Gary, I have a question about the terms of the agreement. Is there anything that you need to do with regard to pricing to these 28 distributors that's different than before?

Gary Kunkle: No, Suey, with respect to pricing and margins, it remains the same as it always has been.

Suey Wong: OK, so no special dealing or anything of the sort, just the regular pricing?

Gary Kunkle: Correct.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Suey Wong: OK, good. Gary, how long do you think it will take to fully implement this strategy across the country?

Gary Kunkle: We have information from a handful of distributors today, and we're going to work with that information immediately. As we bring on the information from the remaining 20 plus distributors, it's going to take three to six months to get that information in and operational. So where you start seeing the full benefit of this, I expect you're going to see it in the latter part of the year, third, probably fourth quarter. But as I said, we're comfortable with the year, and we think it'll be a transition year in terms of the development of this, and so you'll see the full impact of it for a calendar year probably in 2008, with momentum being built in the end of 2007.

Suey Wong: OK. Does this signal play a significant change here from marketing directed towards your dealers, towards your distributors, and now switching over to more end-user programs?

Gary Kunkle: Well, we've always had considerable effort and probably more of our effort focused towards the end-user. It's just that we couldn't be as focused as we can be now that we will know more information about the end-user. And, because we have fewer distributors and this information, we can partner with them in targeting these markets or these products much more specifically than we could in the past, and of course that will improve our effectiveness.

Suey Wong: OK. Just a couple more questions. What is the three to six cent one-time gain that you mentioned?

Gary Kunkle: Bill?

Bill Jellison: Yes, the gain that we were talking about there, Suey, will probably come in both the tax and also some of the gain on facility sales.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Suey Wong: I'm sorry; I missed the second part, Bill. You said tax and what else?

Bill Jellison: Tax and some other gains that we've got on sale of a couple of the smaller facilities.

Suey Wong: OK and then just one last question, I couldn't write fast enough here. Did you guys say you were comfortable with the 2007 street number, and if anything there could be some upside if things work out?

Gary Kunkle: That's correct.

Suey Wong: OK, great. Thank you.

Gary Kunkle: OK, thank you, Suey.

Operator: We'll take our next question from Greg Jones with Practice Wares.

Greg Jones: Hi, Gary, this is Greg.

Gary Kunkle: Hi, Greg.

Greg Jones: Just curious to know the criteria that you guys used for selecting the dealers, and then specifically how did you evaluate the dealers' ability to provide the electronic data that you're referring to at a customer level?

Gary Kunkle: I can give you the criteria in a broad sense, Greg. I mean some of it was pretty obvious. We wanted to make sure that each of these distributors had demonstrated the ability to both retain and grow share within the geography that they represent. We wanted to make sure that we had a broad enough distribution channel once we narrowed it so that it wasn't feeling like this

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

channel was being forced on the end-user customer, that they still had choices, and, as I said from an earlier question, we expect that most dentists will have at least three choices. And we're comfortable with that because survey information says that most offices buy from at least three distributors anyway.

With respect to the data, we know these 28, so we know their capabilities. They are all providing us with zip code data today, and we know that we can transition that technology and that programming to facilitate getting the data we need at the end-user level, so we're not concerned about that.

Greg Jones: OK, as a follow-up, we were just one of the dealers that didn't make the list, and weren't involved in the evaluated process. Can you speak to maybe how you went about evaluating the dealers that weren't included?

Gary Kunkle: We probably spent more time, Greg, on evaluating the dealers that were included. That's about all I can offer you. I think if, you do want to talk specifically, there was a phone number in the communication sent that you can call and get specific information, but that's about all the general information I can offer you.

Greg Jones: OK, I appreciate that, thank you.

Operator: And as a reminder if you would like to ask a question at this time, please press star one on your touch-tone phone. We'll take our next question from David Veal with Morgan Stanley.

David Veal: Hey, thanks. Most of my questions have been answered, but I am curious to know, is there any sort of internal restructuring that may be necessary in terms of the sales force organization and the marketing organization, or any changes to the compensation structure? And if so, how might that have been communicated to your folks?

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Gary Kunkle: Yes, actually most of that took place when we reorganized last year with DENTSPLY North America, and, as I said, this was a multi-year process. We were in hopes of being able to announce this initiative this year as we formed DNA. All structural changes and compensation changes were made when we organized the DENTSPLY North America sales force. There will be none that need to take place with this initiative.

David Veal: OK, great, thank you.

Operator: We'll take a follow-up question from Anthony Ostrea with JMP Securities.

Anthony Ostrea: Thanks for taking the follow-up. Gary, can you talk about how much more time is freed up with your salespeople by focusing your efforts on just the 28?

Gary Kunkle: I'm not certain it's so much of a change for the sales reps themselves. It'll be a change for the group that is calling on the distributors. As you'll recall, when we organized DENTSPLY North America, we designated a certain level of management to be the interface with those distributors. And quite frankly, they were focused on a very finite group of distributors anyway, they could not have been calling on all 200-plus of them. So it'll make them more efficient and more effective, but it's not going to be significant. The most significant impact is to be able to focus on the end-user for us specifically, and to do that with a narrower group of distributors.

Anthony Ostrea: Great, thanks.

Operator: And as a final reminder if you would like to ask a question at this time, please press star one on your touch-tone phone. And, Mr. Kunkle, there appears to be no further questions at this time. I'll turn the call back over to you.

DENTSPLY INTERNATIONAL

Moderator: Gary Kunkle

09-26-06/1:00 p.m. CT

Confirmation # 8639344

Gary Kunkle: OK, Miranda. Thank you all for joining the call this afternoon, and your continued interest in our Company. Thank you.

Operator: And that does conclude today's conference call. We'd like to thank you all for your participation, and have a great day.

END